Exhibit 99.2

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

Bill Barrett Corporation to Present at Howard Weil Conference

DENVER — March 20, 2009 — Bill Barrett Corporation (NYSE: BBG) today announced its participation in the Howard Weil 2009 Energy Conference to be held March 22 through 26, 2009. Chairman and Chief Executive Officer Fred Barrett will present on Monday, March 23 at 1:40 p.m. CDT. In conjunction with the conference, the Company will provide an updated investor presentation that will be posted on the Company’s website at http://www.billbarrettcorp.com. In addition, the Company will post an electronic version of its 2008 Annual Report to shareholders. Both documents will be posted to the Company’s website on the homepage as well as under the Investor Relations tab.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its Website www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release references materials that have been, or will be, used in investor presentations. Investor presentations contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, the ability to obtain necessary permits, delays or prohibitions due to litigation or other disputes, governmental regulations, the ability to receive drilling and other permits, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, and other factors discussed in the Company’s Form 10-K filed for the year ended December 31, 2008, and subsequent filings with the SEC and available at www.sec.gov.

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Bill Barrett Corporation  |  1099 18th Street  |  Suite 2300  |  Denver, CO 80202